EXHIBIT 99.1


                               CONTINUATION SHEET
                               ------------------


(1) All of the securities disclosed in this Form 4 are owned by Warburg Pincus Private Equity VIII, L.P. ("WP VIII"). The sole general partner of WP VIII is Warburg Pincus Partners LLC, a New York limited liability company ("WPP LLC"). Warburg Pincus & Co., a New York general partnership ("WP") is the managing member of WPP LLC. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages WP VIII. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), WP, WPP LLC and WP LLC may be deemed to be the beneficial owners of the securities beneficially owned by WP VIII. WP, WPP LLC and WP LLC each disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein. William H. Janeway, who became a director of ScanSoft, Inc. (the issuer) on April 8, 2004, is a partner of WP and a Vice Chairman of WP LLC. As such, Mr. Janeway may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the securities beneficially owned by WP VIII, WPP LLC, WP LLC and WP. Mr. Janeway disclaims beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein

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Designated Filer:         Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:   ScanSoft, Inc.  (SSFT)
Date of Event Requiring Statement:  May 5, 2005

1.   Name:     Warburg Pincus & Co.
     Address:  466 Lexington Avenue
               New York, New York 10017

2.   Name:     Warburg Pincus LLC
     Address:  c/o Warburg Pincus & Co. 466
               Lexington Avenue
               New York, New York  10017

3.   Name:     Warburg Pincus Partners LLC
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017

4.   Name:     William H. Janeway (Director)
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017


                              WARBURG PINCUS & CO.

                              By: /s/ Scott A. Arenare               May 9, 2005
                                  ------------------------------     -----------
                                  Name:  Scott A. Arenare               Date
                                  Title: Partner


                              WARBURG PINCUS LLC

                              By: /s/ Scott A. Arenare               May 9, 2005
                                  ------------------------------     -----------
                                  Name:  Scott A. Arenare               Date
                                  Title: Managing Director


                              WARBURG PINCUS PARTNERS LLC

                              By: /s/ Scott A. Arenare               May 9, 2005
                                  ------------------------------     -----------
                                  Name:  Scott A. Arenare               Date
                                  Title: Managing Director


                              /s/ William H. Janeway                 May 9, 2005
                              ------------------------------         -----------
                              Name:  William H. Janeway